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                                                                    EXHIBIT 10.4

                             COMBIMATRIX CORPORATION
                             GENERAL SEVERANCE PLAN

Any involuntary separation from employment with CombiMatrix Corporation or any successor thereto ("CombiMatrix") by an employee for lack of work will entitle the employee to:

- Either a four (4) weeks' notice or a lump sum payment of four (4) weeks' salary in lieu of notice, at CombiMatrix's discretion, plus unused accrued benefits;

- Two weeks' salary per year of service to a maximum of twenty six weeks (for a maximum total of thirty (30) weeks if the four (4) weeks as stated above are included);

- CombiMatrix paid COBRA coverage of medical and dental benefits for a period equal to the time salary continuation is provided (with elective continued COBRA coverage); and

- Continuation of life insurance for the same period medical and dental benefits are paid by CombiMatrix under COBRA.


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                             COMBIMATRIX CORPORATION
                            EXECUTIVE SEVERANCE PLAN

Executive officers of CombiMatrix Corporation or any successor thereto ("CombiMatrix") shall receive the greater of the benefits set forth below or those provided for under the General CombiMatrix General Severance Plan. This Executive Severance Plan may not be amended or modified in a manner that adversely effects an employee who is a duly appointed executive officer of CombiMatrix at the time of such proposed amendment or modification.

        1. TERMINATION NOT IN CONNECTION WITH A CHANGE OF CONTROL TRANSACTION

FOR EXECUTIVE OFFICERS WHO ARE VICE PRESIDENTS OR HIGHER. If CombiMatrix terminates the employment of an employee who is a Vice President or higher of CombiMatrix ("Officer") for other than Cause or on account of death or disability, CombiMatrix shall (i) promptly pay to the Officer a lump sum amount equal to the aggregate OF (a) Accrued Obligations ( i.e., the Officer's annual base salary through the date of termination to the extent not theretofore paid and any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid) and (b) twelve months of the Officer's base salary and target bonus and (ii) provide to the Officer CombiMatrix paid COBRA coverage for medical and dental benefits for the appropriate COBRA coverage period. Moreover, any stock options that are vested at the date of termination shall not be forfeited.

For purposes of this Severance Plan, "CAUSE" shall mean that CombiMatrix, acting in good faith based upon the information then known to CombiMatrix, determines that the applicable employee has engaged in or committed: a criminal felony; fraud; refusal or unwillingness to perform his duties, provided such refusal or unwillingness is not based on the employee's good faith compliance with applicable legal or ethical standards; sexual harassment; violation of any fiduciary duty to CombiMatrix; violation of any duty of loyalty to CombiMatrix; or any material uncured (after reasonable written notice and reasonable time to cure) breach of any term of his or her conditions of employment.

        2. TERMINATION IN CONNECTION WITH A CHANGE OF CONTROL TRANSACTION

For purposes of this Severance Plan, a "CHANGE OF CONTROL TRANSACTION" shall mean (i) any direct or indirect transfer, assignment, sale or any other disposition (in each case, a "Disposition") or series of related Dispositions to any transferee or related or affiliated transferees of either substantially all of the assets of CombiMatrix or more than 50% of the outstanding shares of the common stock of Acacia Research Corporation or CombiMatrix, (ii) CombiMatrix is to be dissolved and liquidated or (iii) as a result of or in connection with a contested election of directors, the persons who were directors of CombiMatrix or Acacia Research Corporation before such election shall cease to constitute a majority of their respective boards.

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An Initial Public Offering that is not followed by a change in control of the
Board of Directors of CombiMatrix or Acacia Research Corporation shall not constitute a "change of control transaction" for purposes hereof.

For purposes of this Severance Plan, "INITIAL PUBLIC OFFERING" shall mean an underwritten public offering of common stock of CombiMatrix pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), after the date hereof; provided, however, that the term "Initial Public Offering" shall not include any registration statement (1) relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors, or officers of CombiMatrix and/or any of its subsidiaries, (2) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (3) relating to any employee benefit plan or interests therein, or (4) relating solely to any preferred stock or debt securities of CombiMatrix and/or any of its subsidiaries.

FOR EXECUTIVE OFFICERS WHO ARE SENIOR VICE PRESIDENTS OR HIGHER. Upon the "Constructive Termination" (as defined in EXHIBIT A attached hereto) of an executive officer of CombiMatrix who is a Senior Vice President or higher ("Senior Executive") or upon CombiMatrix's termination of a Senior Executive's employment with CombiMatrix ("Non-Voluntary Termination"), immediately preceding or after a change of control transaction, the participating Senior Executive shall receive the following or the benefits:

If Constructive Termination or Non-Voluntary Termination occurs and such termination results from actions of CombiMatrix in anticipation of a change of control transaction or occurs within two years after a change of control transaction, the following shall be provided the Senior Executive: (i) within 30 days of such Constructive Termination or Non-Voluntary Termination, an amount of cash in one lump sum payment equal to the sum of (A) Accrued Obligations plus two years' base annual salary (calculated based upon annualized annual base salary effective immediately prior to the change of control transaction), plus
(B) two years' bonus payments calculated based upon the bonus such Senior Executive would have received had targeted level(s) of performance (for CombiMatrix and its affiliated companies, and, if applicable the Senior Executive and/or business units or persons on whom bonus performance is measured) been achieved for the fiscal year in which the change of control transaction occurred ("Target Bonus"), (ii) company paid COBRA coverage for medical and dental benefits for the appropriate COBRA coverage period and (iii) up to one year of office and secretarial support for the purpose of finding new employment at a maximum cost of $1,000 per month (such benefit not being payable in cash in lieu of the benefit).

If CombiMatrix is not readily traded on an established securities market as set forth in Proposed Treasury Regulation 1.280G-1, A-6(2), CombiMatrix's Board of Directors will use its good faith efforts to attempt to obtain the approval of more than 75% of the voting power of all outstanding shares of common stock, $0.001 par value ("Common Stock"), of CombiMatrix as set forth in Proposed Treasury Regulation 1.280G-1, A-7, or its successor, for the accelerated vesting of all stock options granted to all the Senior

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Executives (not including the shares of stock of those executives in the 75%
calculation ) for the purpose of excluding the value of such previously unaccelerated options from any federal excise tax calculations

Moreover, any stock options that are vested at the date of termination shall not be forfeited.

FOR VICE PRESIDENTS. Upon the "Constructive Termination" (as defined in EXHIBIT A attached hereto) of an executive officer of CombiMatrix who is a Vice President higher ("VP") or upon CombiMatrix's termination of a VP's employment with CombiMatrix ("Non-Voluntary Termination"), immediately preceding or after a change of control transaction, the VP shall receive the following benefits:

If Constructive Termination or Non-Voluntary Termination occurs and such termination results from actions of CombiMatrix in anticipation of a change of control transaction or occurs within one year after a change of control transaction, the following shall be provided: (i) within 30 days of such Constructive Termination or Non-Voluntary Termination, an amount of cash in one lump sum payment equal to the sum of (A) Accrued Obligations plus one years' base annual salary (calculated based upon annualized annual base salary effective immediately prior to the change of control transaction), plus (B) one years' bonus payments calculated based upon the bonus such VP would have received had targeted level(s) of performance (for CombiMatrix and its affiliated companies, and, if applicable the VP and/or business units or persons on whom bonus performance is measured) been achieved for the fiscal year in which the change of control transaction occurred ("Target Bonus"), (ii) company paid COBRA coverage for medical and dental benefits for the appropriate COBRA coverage period and (iii) up to six months' of office and secretarial support for the purpose of finding new employment at a maximum cost of $1,000 per month (such benefit not being payable in cash in lieu of the benefit).

Moreover, any stock options that are vested at the date of termination shall not be forfeited.

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                                    EXHIBIT A


        "Constructive Termination" means after the occurrence of a change of control transaction, any one or more of the following events has occurred:

        a) the assignment by CombiMatrix or any successor thereto ("Company") to an executive officer ("Executive") of duties that are inconsistent with the position held by the Executive ("Position") at the time of the change of control transaction or the removal by the Company from Executive of those duties or responsibilities usually appertaining to the Position immediately prior to the change of control transaction (or as such duties or responsibilities may thereafter exist from time to time as a result of changes in such duties or responsibilities made with Executive's prior written consent); or

        b) any removal of Executive from, or any failure to elect or reelect Executive to, the office held immediately prior to the change of control transaction, except in connection with Executive's promotion, with his prior written consent, to a higher office (if any) with the Company; or

        c) the failure of the Company to continue to provide Executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Position and Executive's responsibilities to and position with the Company immediately prior to the time of the occurrence of such change in control transaction and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of the Company; or

        d) a reduction by the Company in the amount of Executive's total cash compensation, including base salary and Target Bonus (or as subsequently increased) and as in effect immediately prior to the time of the occurrence of such change in control transaction; or

        e) the discontinuation or reduction by the Company of Executive's participation in any bonus or other employee benefit plan, program, arrangement, or policy substantially similar to that or those in which Executive is a participant immediately prior to the time of the occurrence of such change in control transaction; or

        f) Executive's principal office space of the related facilities or support space or the related facilities or support personnel referred to in paragraph (c) cease to be located within the Company's principal executive offices, or for a period of more than 45 consecutive days Executive is required by the Company to perform a majority of his duties outside the Company's principal executive offices; or

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        g)      the relocation, without Executive's prior written consent, of the Company's principal executive offices to a location outside the county in which such offices are located immediately prior to the occurrence of such change of control transaction; or

        h) the failure of the Company to provide Executive annually with a number of paid vacation days and sick leave days at least equal to the number of paid vacation days to which Executive is entitled annually immediately prior to the occurrence of such change of control transaction; or

        i) the failure by the Company to promptly reimburse Executive for any business expenses;

        j) because of the policies, decisions or actions of the Board or the stockholders of the Company, Executive can no longer perform his duties to the Company in a manner which is consistent with the manner in which such duties were performed by Executive immediately prior to the occurrence of such change of control transaction; or

        k) the removal of the Executive from the Office of the Chairman or Senior Staff, as the case may be, of the Company within six months prior to a change of control transaction.


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